Exhibit 99.1

                                     [LOGO]

FOR IMMEDIATE RELEASE:                  CONTACT:
February 14, 2005                       Dawn M. Robert, Investor Relations
                                        Galaxy Nutritional Foods, Inc.
                                        (407) 854-0433

                        GALAXY NUTRITIONAL FOODS REPORTS
                         THIRD QUARTER OPERATING RESULTS

              NINE-MONTH SALES INCREASE 22% TO RECORD $33.7 MILLION

 DOWNWARD PRESSURE ON GROSS MARGIN CONTINUES AS KEY COMMODITY COSTS REMAIN HIGH

ORLANDO, Florida (February 14, 2005) Galaxy Nutritional Foods, Inc. (AMEX:GXY), a leading producer of nutritious plant-based dairy alternatives for the retail and foodservice markets, today reported its operating results for the third quarter and first nine months of FY2005.

For the three months ended December 31, 2004, net sales increased 10% to approximately $10.6 million, compared with approximately $9.6 million in the third quarter of FY2004. The increase in net sales was primarily due to higher contract manufacturing revenues. While contract manufacturing sales generate lower gross profit margins than sales of branded products, the higher sales volume allows the Company to spread its fixed manufacturing costs across a larger revenue base. However, the Company has also continued to incur a substantial increase in the cost of certain key food ingredients and raw materials, which caused gross margin to decline $579,495 in the most recent quarter, when compared with the prior-year period. A portion of such increased costs will be passed through to customers via price increases through the end of the current fiscal year.

The Company reported a net operating loss of ($450,845) in the third quarter of FY2005, versus a net operating loss of ($1,124,420) in the quarter ended December 31, 2003.

"Since the beginning of our second fiscal quarter, Galaxy has been operating in an environment of rapidly escalating raw materials and ingredients costs," noted Michael E. Broll, Chief Executive Officer of Galaxy Nutritional Foods, Inc. "Casein, packaging, film and transportation costs account for the largest percentage of these increases. Higher casein costs alone accounted for approximately one million dollars of our margin decline in the third quarter, when compared with the prior-year period. Through the first nine months of the current fiscal year, the increase in casein costs was responsible for approximately two million dollars in margin decline relative to the prior-year period."

"Management has been aggressively reducing non-essential spending and costs in other areas, including corporate overhead, and we have responded by raising finished goods prices," continued Broll. "As a result, the Company generated a positive operating profit and cash flow during the last half of our fiscal third quarter, and I am confident that this positive trend will continue for the balance of the fiscal year."


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

Results for the third quarter of FY2005 included non-cash compensation expense of ($361,186), whereas results for the prior-year quarter included non-cash compensation income of $255,712. Additionally, results for the third quarter of FY2005 and FY2004 included employment contract expense of $0 and ($1,830,329), respectively. Excluding these non-cash compensation and employment contract items, the Company's operating loss, as adjusted (a non-GAAP measure), totaled ($89,659) in the quarter ended December 31, 2004, compared with operating income, as adjusted, of $450,197 in the quarter ended December 31, 2003. The $539,856 decrease in non-GAAP operating income was primarily the result of the narrowing in gross margin mentioned above.

Net loss for the third quarter of FY2005 totaled ($739,401), versus a net loss of ($1,378,354) in the quarter ended December 31, 2003. Excluding the non-cash compensation and employment contract items noted above, the Company incurred a net loss, as adjusted (a non-GAAP measure), of ($378,215) for the quarter ended December 31, 2004, compared with net income, as adjusted, of $196,263 in the year-earlier period. The $574,478 decrease in non-GAAP net income was primarily due to the decrease in gross margin, as mentioned above.

After non-cash preferred stock dividends and non-cash preferred stock accretion for estimated redemption value, the Company reported a net loss available to common shareholders of ($739,401), or ($0.04) per diluted share, for the quarter ended December 31, 2004, versus a net loss available to common shareholders of ($1,557,986), or ($0.10) per diluted share, for the quarter ended December 31, 2003.

EBITDA, as adjusted (a non-GAAP measure), for the quarter ended December 31, 2004, declined to $451,511, or 4.3% of net sales, compared with EBITDA, as adjusted, for the quarter ended December 31, 2003 of $998,829, or 10.4% of net sales. EBITDA, as adjusted, is comprised of net income before interest, taxes, depreciation and amortization, and is exclusive of employment contract expense and non-cash compensation related to stock options and warrants.

Cash flow provided by operating activities during the quarter ended December 31, 2004 totaled $443,570, compared with cash flow provided by operating activities of $1,157,359 in the third quarter of FY2004. The decrease in operating cash flow versus the prior-year period was primarily due to increased accounts receivable and inventory levels resulting from higher sales volumes.

For the nine months ended December 31, 2004, net sales increased 22% to a record $33.7 million, compared with approximately $27.7 million in the corresponding period of the previous fiscal year. The Company reported a net loss of ($1,820,759) in the first nine months of FY2005, versus a net loss of ($3,576,603) in the prior-year period. After the deduction of non-cash preferred stock dividends and non-cash preferred stock accretion for estimated redemption value, the Company's net loss available to common shareholders totaled ($2,106,936), or ($0.13) per share, in the nine months ended December 31, 2004, compared with a net loss available to common shareholders of ($5,411,184), or ($0.37) per share, in the first nine months of FY2004.

FOOTNOTE ON NON-GAAP MEASURES PRESENTED ABOVE

Management utilizes certain non-GAAP measures such as operating income, as adjusted, net income, as adjusted and EBITDA, as adjusted, because it provides useful information to management and investors in order to accurately review the Company's current on-going operations and business trends related to its financial condition and results of operations. Additionally, these measures are key factors upon which the Company prepares its budgets, forecasts and evaluates loan covenants. In its determination of non-GAAP measures, management excludes the non-cash compensation related to


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

options and warrants as well as the employment contract expense from its analysis of operating income because it believes that these items do not accurately reflect the Company's current on-going operations. With respect to non-cash compensation, it is calculated based on fluctuations in the Company's stock price which are outside the Company's control and typically do not reflect the Company's operations. These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures reported by other companies.

CONFERENCE CALL AND WEBCAST INFORMATION

THE COMPANY WILL HOST AN INVESTOR CONFERENCE CALL TODAY AT 11:00 A.M. EST; SHAREHOLDERS AND OTHER INTERESTED PARTIES MAY PARTICIPATE IN THE CONFERENCE CALL BY DIALING 800-500-0311 (INTERNATIONAL/LOCAL PARTICIPANTS DIAL 719-457-2698), A FEW MINUTES BEFORE 11:00 AM EST ON FEBRUARY 14, 2005. THE CALL WILL ALSO BE BROADCAST LIVE ON THE INTERNET AT HTTP://PHX.CORPORATE-IR.NET/PLAYERLINK.ZHTML?C=102653&S=WM&E=1015145. THE CALL
WILL BE ARCHIVED ON THE INTERNET THROUGH MAY 14, 2005 AT HTTP://PHX.CORPORATE-IR.NET/PLAYERLINK.ZHTML?C=102653&S=WM&E=1015145.

ABOUT GALAXY NUTRITIONAL FOODS, INC.

Galaxy Nutritional Foods is the leading producer of great-tasting, health-promoting plant-based dairy and dairy-related alternatives for the retail and foodservice markets. These phytonutrient-enriched products, made from nature's best grains - soy, rice and oats - are low and no fat (no saturated fat and no trans-fatty acids), have no cholesterol, no lactose, are growth hormone and antibiotic free and have more calcium, vitamins and minerals than conventional dairy products. Because they are made with plant proteins, they are more environmentally friendly and economically efficient than dairy products derived solely from animal proteins. Galaxy's products are part of the nutritional or functional foods category, the fastest growing segment of the retail food market. Galaxy brand names include: Galaxy Nutritional Foods(R), Veggie(R), Veggie Nature's AlternatIVe to Milk(R), Veggie Slices(R), Soyco(R), Soymage(R), Wholesome Valley(R), formagg(R), and Lite Bakery(R). For moRE information, please visit Galaxy's website at www.galaxyfoods.com.

THIS PRESS RELEASE CONTAINS "FORWARD-LOOKING" STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES, OR OTHER FACTORS WHICH MAY CAUSE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THOSE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE HEREOF. THE COMPANY UNDERTAKES NO OBLIGATION TO RELEASE PUBLICLY ANY REVISIONS TO THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE HEREOF OR TO REFLECT UNANTICIPATED EVENTS OR DEVELOPMENTS.

                    (Financial statements on following pages)


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

                         GALAXY NUTRITIONAL FOODS, INC.
                                 BALANCE SHEETS

                                                                                       DECEMBER 31,          MARCH 31,
                                                                                          2004                 2004
                                                                           ---------  ------------          ------------
                                                                                       (UNAUDITED)
                                  ASSETS
CURRENT ASSETS:
  Cash                                                                                $    111,618          $    449,679
  Trade receivables, net                                                                 5,253,821             3,964,198
  Inventories                                                                            5,003,660             4,632,843
  Prepaid expenses and other                                                               214,542               266,301
                                                                                      ------------          ------------

         Total current assets                                                           10,583,641             9,313,021

PROPERTY AND EQUIPMENT, NET                                                             18,758,623            20,232,089
OTHER ASSETS                                                                               303,718               416,706
                                                                                      ------------          ------------

         TOTAL                                                                        $ 29,645,982          $ 29,961,816
                                                                                      ============          ============

                   LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Line of credit                                                                      $  5,546,703          $  4,605,277
  Accounts payable                                                                       2,292,650             1,266,346
  Accrued liabilities                                                                    1,314,926             1,812,300
  Warrant liability                                                                        500,000                    --
  Current portion of accrued employment contracts                                          586,523               366,305
  Current portion of term notes payable                                                  1,657,500             1,140,000
  Current portion of obligations under capital leases                                      194,331               231,432
                                                                                      ------------          ------------

         Total current liabilities                                                      12,092,633             9,421,660

ACCRUED EMPLOYMENT CONTRACT, less current portion                                        1,141,433             1,293,142
TERM NOTES PAYABLE, less current portion                                                 6,914,485             8,241,985
OBLIGATIONS UNDER CAPITAL LEASES, less current portion                                     134,369               204,967
                                                                                      ------------          ------------

         Total liabilities                                                              20,282,920            19,161,754
                                                                                      ------------          ------------

COMMITMENTS AND CONTINGENCIES                                                                   --                    --

REDEEMABLE CONVERTIBLE PREFERRED STOCK                                                          --             2,573,581

STOCKHOLDERS' EQUITY:
  Common stock                                                                             183,882               156,573
  Additional paid-in capital                                                            67,450,115            64,520,084
  Accumulated deficit                                                                  (45,378,274)          (43,557,515)
                                                                                      ------------          ------------

                                                                                        22,255,723            21,119,142
  Less:  Notes receivable arising from the exercise of
         stock options and sale of common stock                                        (12,772,200)          (12,772,200)
        Treasury stock, 26,843 shares, at cost                                            (120,461)             (120,461)
                                                                                      ------------          ------------

         Total stockholders' equity                                                      9,363,062             8,226,481
                                                                                      ------------          ------------

         TOTAL                                                                        $ 29,645,982          $ 29,961,816
                                                                                      ============          ============


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

                         GALAXY NUTRITIONAL FOODS, INC.
                            STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                THREE MONTHS ENDED                            NINE MONTHS ENDED
                                                    DECEMBER 31,                                 DECEMBER 31,
                                         ----------------------------------          ----------------------------------
                                             2004                  2003                  2004                  2003
                                         ------------          ------------          ------------          ------------
NET SALES                                $ 10,632,877          $  9,638,571          $ 33,725,108          $ 27,664,259

COST OF GOODS SOLD                          8,289,551             6,715,750            25,860,850            19,096,843
                                         ------------          ------------          ------------          ------------
  Gross margin                              2,343,326             2,922,821             7,864,258             8,567,416
                                         ------------          ------------          ------------          ------------

OPERATING EXPENSES:
Selling                                     1,213,549             1,110,097             4,246,419             3,870,829
Delivery                                      549,379               544,930             1,757,962             1,430,706
Non-cash compensation related to
  options & warrants                          361,186              (255,712)              402,388             1,179,677
Employment contract expense                        --             1,830,329               444,883             1,830,329
General and administrative                    595,196               752,123             1,794,506             2,621,621
Research and development                       74,861                65,474               226,479               191,466
                                         ------------          ------------          ------------          ------------
  Total operating expenses                  2,794,171             4,047,241             8,872,637            11,124,628
                                         ------------          ------------          ------------          ------------

LOSS FROM OPERATIONS                         (450,845)           (1,124,420)           (1,008,379)           (2,557,212)

Interest expense                             (288,556)             (253,934)             (812,380)           (1,019,391)
Other expense                                      --                    --                    --                    --
                                         ------------          ------------          ------------          ------------

NET LOSS                                 $   (739,401)         $ (1,378,354)         $ (1,820,759)         $ (3,576,603)

Preferred Stock Dividends                          --                48,556                82,572               157,172
Preferred Stock Accretion to
  Redemption Value                                 --               131,076               203,605             1,677,409
                                         ------------          ------------          ------------          ------------

NET LOSS AVAILABLE TO COMMON
  SHAREHOLDERS                           $   (739,401)         $ (1,557,986)         $ (2,106,936)         $ (5,411,184)
                                         ============          ============          ============          ============

BASIC AND DILUTED NET LOSS PER
  COMMON SHARE                           $      (0.04)         $      (0.10)         $      (0.13)         $      (0.37)
                                         ============          ============          ============          ============


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

                         GALAXY NUTRITIONAL FOODS, INC.
                            STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

NINE MONTHS ENDED DECEMBER 31,                                                              2004                2003
                                                                             --------   -----------          -----------

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net Loss                                                                              $(1,820,759)         $(3,576,603)
  Adjustments to reconcile net income (loss) to net cash from (used
    in) operating activities:
      Depreciation and amortization                                                       1,633,256            1,657,431
      Amortization of debt discount and financing costs                                      65,881              192,078
      Provision for losses on trade receivables                                             109,000               14,000
      Non-cash compensation related to options and warrants                                 402,388            1,179,677
      (Increase) decrease in:
        Trade receivables                                                                (1,398,623)             854,539
        Inventories                                                                        (370,817)           1,208,195
        Prepaid expenses and other                                                           51,759               26,492
      Increase (decrease) in:
        Accounts payable                                                                  1,026,304           (1,151,801)
        Accrued liabilities                                                                 120,973            1,564,055
                                                                                        -----------          -----------

   NET CASH FROM (USED IN) OPERATING ACTIVITIES                                            (180,638)           1,968,063
                                                                                        -----------          -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment                                                        (77,207)            (175,311)
  Decrease in other assets                                                                   34,482                1,806
                                                                                        -----------          -----------

   NET CASH FROM (USED IN) INVESTING ACTIVITIES                                             (42,725)            (173,505)
                                                                                        -----------          -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Book overdrafts                                                                                --           (1,151,276)
  Net borrowings (payments) on lines of credit                                              941,426             (549,916)
  Repayments on subordinated note payable                                                        --           (4,000,000)
  Borrowings on term note payable                                                                --            2,000,000
  Repayments on term notes payable                                                         (810,000)          (1,246,760)
  Principal payments on capital lease obligations                                          (190,282)            (297,821)
  Financing costs for long term debt                                                             --             (232,230)
  Redemption of preferred stock                                                          (2,279,688)                  --
  Proceeds from issuance of common stock, net of offering costs                           2,223,846            4,158,587
                                                                                        -----------          -----------

   NET CASH FROM (USED IN) FINANCING ACTIVITIES                                            (114,698)          (1,319,416)
                                                                                        -----------          -----------

NET INCREASE (DECREASE) IN CASH                                                            (338,061)             475,142

CASH, BEGINNING OF PERIOD                                                                   449,679                1,598
                                                                                        -----------          -----------

CASH, END OF PERIOD                                                                     $   111,618          $   476,740
                                                                                        ===========          ===========


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

                         GALAXY NUTRITIONAL FOODS, INC.
            EBITDA, AS ADJUSTED, (A NON-GAAP MEASURE) RECONCILIATION
                                   (UNAUDITED)

                                                THREE MONTHS ENDED                          NINE MONTHS ENDED
                                                  DECEMBER 31,                                  DECEMBER 31,
                                       -----------------------------------           -----------------------------------
                                           2004                   2003                   2004                   2003
                                       ------------           ------------           ------------           ------------
NET SALES                              $ 10,632,877           $  9,638,571           $ 33,725,108           $ 27,664,259
                                       ------------           ------------           ------------           ------------

NET LOSS                               $   (739,401)          $ (1,378,354)          $ (1,820,759)          $ (3,576,603)
  PLUS:
Non-cash compensation (income)
  expense                                   361,186               (255,712)               402,388              1,179,677

Employment Contract Expense                      --              1,830,329                444,883              1,830,329

Interest expense                            288,556                253,934                812,380              1,019,391

Depreciation and amortization
  expense                                   541,170                548,632              1,633,256              1,657,431
                                       ------------           ------------           ------------           ------------
    EBITDA, AS ADJUSTED                     451,511                998,829              1,472,148              2,110,225
                                       ------------           ------------           ------------           ------------

                                       ------------           ------------           ------------           ------------
     AS A % OF NET SALES                        4.3%                  10.4%                   4.4%                   7.6%
                                       ============           ============           ============           ============

                                     ######


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